Exhibit 99
News Release
Axalta Coating Systems 1050 Constitution Avenue Philadelphia, PA 19112 USA	Investor and Media Contact Colleen Lubic D +1 610-999-9407 Colleen.Lubic@axalta.com	Media Contact Katie McCall axalta-media-relations@axalta.com

Axalta Releases Fourth Quarter and Record Full Year 2025 Results
PHILADELPHIA, PA, February 10, 2026 - Axalta Coating Systems Ltd. (NYSE:AXTA) (“Axalta”), a leading global coatings company, announced its financial results for the fourth quarter and full year ended December 31, 2025.
“We delivered record earnings in 2025, demonstrating the resilience of our business and the successful execution of our 2026 A Plan in the midst of a challenging macro environment,” said Chris Villavarayan, Chief Executive Officer and President of Axalta. “We are building top line momentum, and our 2025 Adjusted EBITDA margin was 22%—one of the highest in the company’s history and 100 basis points above our A Plan target.

“Looking ahead, we will continue to leverage the strong foundation we’ve established to drive further improvement in our financial performance. Axalta’s balance sheet is strong, and we believe our proven portfolio and ability to navigate any operating environment will enable us to deliver meaningful value to shareholders as we prepare for our next chapter with AkzoNobel.”
Fourth Quarter 2025 Highlights
▪Fourth quarter net sales of $1,262 million
▪Net income of $60 million with net income margin of 4.8%
▪Adjusted EBITDA of $272 million
▪Adjusted EBITDA margin of 21.5%, a 50 basis point increase year over year
▪Diluted EPS of $0.28 and Adjusted Diluted EPS of $0.59
▪Record fourth quarter cash provided by operating activities of $344 million
▪Record fourth quarter free cash flow of $290 million
Fiscal Year 2025 Highlights
▪Full year net sales of $5,117 million
▪Net income of $379 million with net income margin of 7.4%
▪Record full year Adjusted EBITDA of $1,128 million
▪Adjusted EBITDA margin of 22.0%
▪Diluted EPS of $1.74
▪Record Adjusted Diluted EPS of $2.49
▪Record cash provided by operating activities of $649 million
▪Free cash flow of $466 million
Fourth Quarter 2025 Consolidated Financial Results
Fourth quarter 2025 net sales decreased 4% year over year to $1,262 million primarily reflecting lower volumes from a challenging economic environment, partially offset by favorable foreign currency translation and positive price-mix in Mobility Coatings.
Net income was $60 million, resulting in a net income margin of 4.8% compared to $137 million in the prior year period. The decrease was driven primarily by higher income tax expense, lower net sales, and increased merger and acquisition related costs. These increased expenses were partially mitigated by reduced selling, general and administrative (SG&A) expenses and lower interest expense. Income tax expense was $57 million higher this year due to a one-time deferred tax benefit recognized in the fourth quarter of last year and an increase in a valuation allowance in the fourth quarter of this year.
Adjusted net income was $128 million, down slightly from the prior year. Adjusted EBITDA was $272 million and Adjusted EBITDA margin expanded by 50 basis points year over year to 21.5%. Diluted EPS was $0.28 compared to $0.63 in the prior year period. Adjusted Diluted EPS was $0.59 compared to $0.60 in the prior year period.

Cash provided by operating activities was a fourth quarter record of $344 million, an increase of $110 million when compared to the same period last year. Free cash flow was also a fourth quarter record totaling $290 million, an increase of $113 million year over year. The year-over-year increase in free cash flow was driven primarily by improved working capital led by strong cash collections and lower interest and tax payments.
Discussion of Segment Results
Performance Coatings had fourth quarter net sales of $791 million, a 6% decrease from last year. Lower net sales volume in North America and Europe were partially offset by favorable foreign currency translation. Refinish net sales declined 7% year over year to $509 million, mainly due to reduced claims activity and customer inventory dynamics in North America. Industrial net sales decreased 5% year over year to $282 million as lower industry activity outweighed favorable foreign currency impacts.
Performance Coatings segment generated Adjusted EBITDA of $180 million in the fourth quarter compared to $198 million in the prior year period. Adjusted EBITDA margin was 22.8% in the fourth quarter of this year compared to 23.5% last year. The decline in sales volumes and unfavorable price-mix was partially mitigated by reduced fixed operating expenses, improved foreign currency translation and lower variable costs.
Mobility Coatings fourth quarter net sales was $471 million, representing a 1% increase compared to the previous year. The increase was primarily attributable to positive price-mix and favorable foreign currency translation, which offset volume declines in North America. Light Vehicle net sales were up 1% year over year, supported by positive price-mix offsetting lower volumes on North America and Europe. Commercial Vehicle net sales remained flat year over year at $99 million. Net sales held steady due to favorable foreign currency and positive price-mix, which offset lower Class 8 truck production on a year-over-year basis.
Mobility Coatings achieved Adjusted EBITDA of $92 million for the quarter, marking a fourth quarter record for the segment, with Adjusted EBITDA margin of 19.4%, an improvement of 300 basis points year over year. The improvement was attributed mainly to positive price-mix and cost-saving initiatives that resulted in lower operating expenses year over year.
Fiscal Year 2025 Consolidated Financial Results
For the full year 2025, net sales were $5,117 million, a decrease of 3% compared to the previous year. Volume declines primarily in North America were partially offset by incremental business wins, favorable foreign currency translation and positive price-mix in three out of the four businesses.
Net income for the full year totaled $379 million, a decrease of $12 million over 2024 with net income margin holding steady at 7.4% on a year-over-year basis. The decline in net income primarily reflects the impact of lower volumes and higher income tax expense, partially offset by a 5% reduction in SG&A expense, lower interest expense, and reduced variable costs compared to last year.
Adjusted net income improved by $22 million year over year to $540 million. Adjusted EBITDA reached a record of $1,128 million. Adjusted EBITDA margin improved 80 basis points to 22.0% driven by operational excellence and strong cost management. Diluted EPS declined by 2% to $1.74 while Adjusted Diluted EPS improved by 6% to a Company record of $2.49.
Capital Allocation
Axalta ended 2025 with the lowest net debt to trailing twelve-month ("LTM") Adjusted EBITDA ratio in Company history at 2.3x. In the quarter, the Company prioritized gross debt reduction, paying down $204 million against its term loan. Cash and cash equivalents at year end were $657 million, and total liquidity was over $1.4 billion.
Cash provided by operating activities totaled $649 million, an increase of $73 million, ranking as the highest in Company history. The improvement in 2025 was driven by higher earnings, strong working capital and reduced interest expense, partially offset by an increase in capital expenditures. Capital expenditures were $196 million compared to $140 million in fiscal year 2024 with the increase driven by investments in productivity in our manufacturing sites. Free cash flow amounted to $466 million compared to $451 million in 2024. In 2025, the Company returned $165 million to shareholders through share repurchases and paid down $230 million in gross debt.

Announced merger of equals with AkzoNobel, creating a premier global coatings company
In November 2025, Axalta announced that it had entered into a definitive agreement to combine in an all-stock merger of equals with AkzoNobel creating a premier global coatings company. The merger will combine two highly complementary portfolios increasing global scale and positioning the new company for improved profitability, sizable synergy opportunities and substantial long-term value creation. The transaction remains subject to shareholder and regulatory approvals and other customary closing conditions and it is expected to close in late 2026 or early 2027.
Financial Guidance
First Quarter and Full Year 2026 Outlook:

(in millions, except %’s and per share data)	Projection

Item	Q1 2026	FY 2026

Net Sales (YoY% growth)	(MSD)%	LSD%
Adjusted EBITDA	$240 - $250	$1,140 - $1,170
Adjusted Diluted EPS	~$0.50	$2.55 - $2.70
Free Cash Flow		>$500
Depreciation and Amortization		$300
Tax Rate, As Adjusted		~24%
Diluted Shares Outstanding		~215
Interest Expense		$150 - $160
Capital Expenditures		$180 - $200
Axalta does not provide a reconciliation for non-GAAP estimates for Adjusted EBITDA, Adjusted Diluted EPS, Free Cash Flow, or tax rate, as adjusted, on a forward-looking basis because the information necessary to calculate a meaningful or accurate estimation of reconciling items is not available without unreasonable effort. See “Non-GAAP Financial Measures” for more information.
Conference Call Information
As previously announced, Axalta will hold a conference call to discuss its fourth quarter and full year 2025 financial results on February 10, 2026 at 8:00 a.m. ET. The dial-in phone number for the conference call is +1-203-518-9856. A live webcast of the conference call will also be available online at www.axalta.com/investorcall. For those unable to participate, a replay will be available through February 17, 2026, with a dial-in number of +1-412-317-6671 and pin: 11160778.
Cautionary Statement Concerning Forward-Looking Statements
This release may contain certain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 regarding Axalta and its subsidiaries including, but not limited to, our outlook and/or guidance, which includes net sales, net sales growth, Adjusted EBITDA, Adjusted Diluted EPS, Free Cash Flow, depreciation and amortization, tax rate, as adjusted, diluted shares outstanding, interest expense and capital expenditures, statements regarding our previously announced three-year 2024-2026 strategy (the “2026 A Plan”), including the targets thereunder (which are subject to the assumptions set forth in the Strategy Day 2024 Presentation available in the Investor Relations section of our website), statements regarding the proposed merger of equals with AkzoNobel (the “Proposed Transaction”) (including our ability to consummate the Proposed Transaction and realize the anticipated benefits thereof, including increasing global scale, improving profitability, achieving cost synergy savings and long-term value creation), and statements regarding the operating environment in the first half of 2026. Axalta has identified some of these forward-looking statements with words such as “believe,” “will,” “plan,” “target,” “expected,” “prepare,” “initiatives,” “guidance,” “outlook,” and “projection,” and the negative of these words or other comparable or similar terminology. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain.

These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, including related to any new or existing tariffs imposed by the U.S. and any retaliatory actions from other countries, and technological factors outside of Axalta’s control, as well as risks related to the Proposed Transaction with AkzoNobel (including our ability to consummate the Proposed Transaction and realize the anticipated benefits thereof), execution of, and the assumptions underlying, our tariff mitigation strategies, the 2024 Transformation Initiative and the 2026 A Plan, that may cause its business, industry, strategy, financing activities or actual results to differ materially. More information on potential factors that could affect Axalta’s financial results is available in “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” within Axalta’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”), Axalta’s Annual Report on Form 10-K for the year ended December 31, 2025 to be filed with the SEC on or around February 13, 2026 (the “2025 Form 10-K”), and in other documents that we have filed with, or furnished to, the SEC. Axalta undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.
All fourth quarter and full year 2025 financial information in this release is preliminary, based on our estimates and subject to completion of our financial closing procedures. Final results for the full year, which will be reported in our 2025 Form 10-K, may vary from the information in this release. In particular, until our financial statements are issued in our 2025 Form 10-K, we may be required to recognize certain subsequent events (such as in connection with contingencies or the realization of assets) which could affect our final results.
Non-GAAP Financial Measures
This release includes financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Diluted EPS, adjusted net income, Free Cash Flow, total net leverage ratio (or “net leverage ratio” or “total net leverage”), tax rate, as adjusted, and Adjusted EBIT. Management uses Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Diluted EPS, adjusted net income, tax rate, as adjusted, and Adjusted EBIT in the analysis of our financial and operating performance because they assist in the evaluation of underlying trends in our business. Management uses Free Cash Flow and total net leverage ratio in the analysis of (1) our liquidity, (2) our ability to incur and service our debt and (3) strategic capital allocation decisions. Adjusted EBITDA, Adjusted Diluted EPS, adjusted net income, and Adjusted EBIT consist of EBITDA, Diluted EPS, net income attributable to common shareholders, and EBIT, respectively, adjusted for (i) certain non-cash items included within net income, (ii) certain items Axalta does not believe are indicative of ongoing operating performance or (iii) certain nonrecurring, unusual or infrequent items that have not otherwise occurred within the last two years or we believe are not reasonably likely to recur within the next two years. Free Cash Flow consists of cash provided by (used for) operating activities less purchase of property, plant and equipment plus interest proceeds on swaps designated as net investment hedges. Total net leverage ratio consists of net debt divided by Adjusted EBITDA, with net debt defined as total debt less cash and cash equivalents. We believe that making the foregoing adjustments provides investors meaningful information to understand our operating results and ability to analyze financial and business trends on a period-to-period basis. The non-GAAP financial measures used by Axalta may differ from similarly titled measures reported by other companies. Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Diluted EPS, adjusted net income, Free Cash Flow, total net leverage ratio, tax rate, as adjusted, and Adjusted EBIT should not be considered as alternatives to net sales, net income (loss), income (loss) from operations or any other financial measures derived in accordance with GAAP. These non-GAAP financial measures have important limitations as analytical tools and should be considered in conjunction with, and not as substitutes for, our results as reported under GAAP. This release includes a reconciliation of certain non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP. Axalta does not provide a reconciliation for Adjusted EBITDA, Adjusted Diluted EPS, tax rate, as adjusted, or Free Cash Flow on a forward-looking basis because the information necessary to calculate a meaningful or accurate estimation of reconciling items is not available without unreasonable effort. For example, such reconciling items include the impact of foreign currency exchange gains or losses, gains or losses that are unusual or nonrecurring in nature, as well as discrete taxable events. These items are uncertain, depend on various factors and may have a substantial and unpredictable impact on our GAAP results.
Segment Financial Measures
The primary measure of segment operating performance is Adjusted EBITDA, which is a key metric that is used by management to evaluate business performance in comparison to budgets, forecasts and prior year financial results and that management believes reflects Axalta’s core operating performance. As we do not measure segment operating performance based on net income, a reconciliation of this non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP is not available.
Defined Terms
All capitalized terms contained within this release that are not otherwise defined herein have been previously defined in our filings with the SEC.
Rounding
Certain amounts may not foot or crossfoot due to rounding. Additionally, certain percentages may not recalculate due to rounding.
General Restrictions
This communication is not for release, publication, or distribution, in whole or in part, in or into, directly or indirectly, any jurisdiction in which such release, publication, or distribution would be unlawful.
This communication is not a prospectus and the information in this communication is not intended to be complete. This communication is for informational purposes only and is not intended to be and shall not constitute a solicitation of any vote or approval, or an offer to buy or sell, or the solicitation of an offer to buy or sell, any securities, or an invitation or recommendation to subscribe for, acquire or buy securities of AkzoNobel or Axalta or any other financial products or securities, in any place or jurisdiction, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended (the “Securities Act”).
Any decision to purchase, subscribe for, otherwise acquire, sell or otherwise dispose of any securities must be made only on the basis of the information contained in and incorporated by reference into the prospectus with respect to the shares to be allotted by AkzoNobel in the Proposed Transaction once published. A prospectus in relation to the Proposed Transaction described in this communication is expected to be published in due course.
The distribution of this communication may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions. To the fullest extent permitted by applicable law, AkzoNobel and Axalta disclaim any responsibility or liability for the violation of any such restrictions by any person. Neither AkzoNobel, nor Axalta, nor any of their advisors assume any responsibility for any violation by any person of any of these restrictions. Shareholders of AkzoNobel and Axalta, respectively, with any doubt as to their position should consult an appropriate professional advisor without delay.
This communication is addressed to and directed only at, persons who are outside the United Kingdom or, in the United Kingdom, at persons who are: (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), (ii) persons falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it may otherwise lawfully be communicated pursuant to the Order (all such persons together being referred to as, “Relevant Persons”). This communication is directed only at Relevant Persons. Other persons should not act or rely on this communication or any of its contents. Any investment or investment activity to which this communication relates is available only to Relevant Persons and will be engaged in only with such persons. Solicitations resulting from this communication will only be responded to if the person concerned is a Relevant Person.
Additional Information and Where to Find It
In connection with the Proposed Transaction between AkzoNobel and Axalta, AkzoNobel will file with the SEC a registration statement on Form F-4, which will include a proxy statement of Axalta that also constitutes a prospectus with respect to the shares to be offered by AkzoNobel in the Proposed Transaction. The definitive proxy statement/prospectus will be sent to the shareholders of Axalta. Each of AkzoNobel and Axalta will also file other relevant documents in connection with the Proposed Transaction. This communication is not a substitute for any registration statement, proxy statement/prospectus or other documents AkzoNobel and/or Axalta may file with the SEC or any other competent regulator in connection with the Proposed Transaction. This communication does not contain all the information that should be considered concerning the Proposed Transaction and is not intended to form the basis of any investment decision or any other decision in respect of the Proposed

Transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS, STOCKHOLDERS AND SHAREHOLDERS OF AKZONOBEL AND AXALTA ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT/PROSPECTUS, AS APPLICABLE, AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, AS THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT AKZONOBEL, AXALTA, THE PROPOSED TRANSACTION AND RELATED MATTERS. The registration statement and proxy statement/prospectus and other relevant documents filed by AkzoNobel and Axalta with the SEC, when filed, will be available free of charge at the SEC’s website at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC from Axalta’s investor relations webpage at https://ir.axalta.com/sec-filings/all-sec-filings or from AkzoNobel’s investor relations webpage at https://www.akzonobel.com/en/investors.
The contents of this communication should not be construed as financial, legal, business, investment, tax or other professional advice. Each recipient should consult with its own professional advisors for any such matter and advice.
Participants in the Solicitation
This communication is not a solicitation of proxies in connection with the Proposed Transaction. However, under SEC rules, AkzoNobel, Axalta and certain of their respective directors and executive officers and other members of their respective management and employees may be deemed to be participants in the solicitation of proxies in connection with the Proposed Transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the Proposed Transaction, including a description of their direct or indirect interests in the Proposed Transaction, by security holdings or otherwise, will be set forth in the proxy statement/prospectus and other relevant materials when it is filed with the SEC. Information regarding the directors and executive officers of Axalta is contained in Axalta’s proxy statement for its 2025 annual meeting of stockholders, filed with the SEC on April 22, 2025, its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on February 13, 2025, subsequent statements of beneficial ownership on file with the SEC, including the Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Form 4 or Annual Statements of Beneficial Ownership on Form 5 filed with the SEC on: 2/19/2025, 2/19/25, 2/19/2025, 2/19/25, 2/19/2025, 3/4/2025, 3/4/2025, 3/4/2025, 3/4/2025, 3/4/2025, 3/4/2025, 3/4/2025, 3/4/2025, 3/4/2025, 3/4/2025, 3/4/2025, 3/4/2025, 3/4/2025, 3/4/2025, 3/6/2025, 3/6/2025, 3/6/2025, 3/6/2025, 3/6/2025, 3/6/2025, 3/6/2025, 3/6/2025, 3/6/2025, 3/6/2025, 3/6/2025, 3/6/2025, 3/6/2025, 3/6/2025, 3/6/2025, 3/6/2025, 8/5/2025, 8/18/2025, 8/21/2025, 9/23/2025 and 9/23/2025, and other filings made from time to time with the SEC. Information about AkzoNobel’s supervisory board members and members of the board of management is set forth in AkzoNobel’s latest annual report, as filed with the AFM, the Dutch trader register and on its website at https://www.akzonobel.com/en/investors/results-center, and as updated from time to time via filings made by AkzoNobel with the AFM. Additional information regarding the interests of persons who may, under the rules of the SEC, be deemed participants in the solicitation of Axalta security holders in connection with the Proposed Transaction, which may, in some cases, be different than those of Axalta’s shareholders generally, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus and other relevant materials when they are filed with the SEC. These documents can be obtained free of charge from the sources indicated above.
About Axalta Coating Systems
Axalta is a global leader in the coatings industry, providing customers with innovative, colorful, beautiful and sustainable coatings solutions. From light vehicles, commercial vehicles and refinish applications to electric motors, building facades and other industrial applications, our coatings are designed to prevent corrosion, increase productivity and enhance durability. With more than 150 years of experience in the coatings industry, the global team at Axalta continues to find ways to serve our more than 100,000 customers in over 140 countries better every day with the finest coatings, application systems and technology. For more information visit axalta.com and follow us @axalta on X.

Financial Statement Tables
AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net sales	$1,262	$1,311	$5,117	$5,276
Cost of goods sold	840	864	3,355	3,478
Selling, general and administrative expenses	198	216	805	847
Other operating charges	21	1	53	79
Research and development expenses	16	19	71	74
Amortization of acquired intangibles	25	24	98	92
Income from operations	162	187	735	706
Interest expense, net	42	47	176	205
Other expense, net	1	1	13	5
Income before income taxes	119	139	546	496
Provision for income taxes	59	2	167	105
Net income	60	137	379	391
Less: Net income attributable to noncontrolling interests	—	—	1	—
Net income attributable to common shareholders	$60	$137	$378	$391
Basic net income per share	$0.28	$0.63	$1.75	$1.78
Diluted net income per share	$0.28	$0.63	$1.74	$1.78
Basic weighted average shares outstanding	213.4	218.1	216.0	219.3
Diluted weighted average shares outstanding	214.5	219.3	217.0	220.4

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except per share data)
	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$657	$593
Restricted cash	3	3
Accounts and notes receivable, net	1,229	1,248
Inventories	756	734
Prepaid expenses and other current assets	170	145
Total current assets	2,815	2,723
Property, plant and equipment, net	1,299	1,181
Goodwill	1,795	1,640
Identifiable intangibles, net	1,147	1,149
Other assets	543	556
Total assets	$7,599	$7,249
Liabilities, Shareholders’ Equity
Current liabilities:
Accounts payable	$637	$659
Current portion of borrowings	20	20
Other accrued liabilities	712	675
Total current liabilities	1,369	1,354
Long-term borrowings	3,179	3,401
Accrued pensions	238	220
Deferred income taxes	171	151
Other liabilities	249	167
Total liabilities	5,206	5,293
Shareholders’ equity
Common shares, $1.00 par, 1,000.0 shares authorized, 255.1 and 254.5 shares issued at December 31, 2025 and 2024, respectively	255	255
Capital in excess of par	1,621	1,599
Retained earnings	2,055	1,677
Treasury shares, at cost, 41.7 and 36.4 shares at December 31, 2025 and 2024, respectively	(1,202)	(1,037)
Accumulated other comprehensive loss	(383)	(582)
Total Axalta shareholders’ equity	2,346	1,912
Noncontrolling interests	47	44
Total shareholders’ equity	2,393	1,956
Total liabilities and shareholders’ equity	$7,599	$7,249

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)
	Year Ended December 31,
	2025	2024
Operating activities:
Net income	$379	$391
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	295	280
Amortization of deferred financing costs and original issue discount	8	7
Debt extinguishment and refinancing-related costs	2	5
Deferred income taxes	45	(17)
Realized and unrealized foreign exchange losses, net	31	11
Stock-based compensation	25	28
Impairment charges	1	—
Interest income on swaps designated as net investment hedges	(13)	(15)
Other non-cash, net	3	9
Changes in operating assets and liabilities:
Trade accounts and notes receivable	97	(7)
Inventories	33	12
Prepaid expenses and other assets	(129)	(130)
Accounts payable	(77)	(49)
Other accrued liabilities	(64)	36
Other liabilities	13	15
Cash provided by operating activities	649	576
Investing activities:
Acquisitions, net of cash acquired	(48)	(301)
Purchase of property, plant and equipment	(196)	(140)
Interest proceeds on swaps designated as net investment hedges	13	15
Payments for loans to customers	(10)	(22)
Other investing activities, net	29	8
Cash used for investing activities	(212)	(440)
Financing activities:
Proceeds from long-term borrowings	—	333
Payments on short-term borrowings	—	(5)
Payments on long-term borrowings	(230)	(420)
Financing-related costs	(1)	(6)
Net cash flows associated with stock-based awards	(3)	4
Purchases of common stock	(165)	(100)
Deferred acquisition-related consideration	(1)	(6)
Other financing activities, net	(1)	(1)
Cash used for financing activities	(401)	(201)
Increase (decrease) in cash and cash equivalents	36	(65)
Effect of exchange rate changes on cash	28	(42)
Cash at beginning of period	596	703
Cash at end of period	$660	$596

Cash at end of period reconciliation:
Cash and cash equivalents	$657	$593
Restricted cash	3	3
Cash at end of period	$660	$596

The following table reconciles net income to EBITDA, Adjusted EBITDA and Segment Adjusted EBITDA for the periods presented (in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income	$60	$137	$379	$391
Interest expense, net	42	47	176	205
Provision for income taxes	59	2	167	105
Depreciation and amortization	77	73	295	280
EBITDA	238	259	1,017	981
Debt extinguishment and refinancing-related costs (a)	2	2	2	5
Termination benefits and other employee-related costs (b)	1	—	23	67
Merger and acquisition-related costs (c)	21	3	32	11
Site closure costs (d)	—	—	6	1
Foreign exchange remeasurement losses (e)	4	3	15	11
Long-term employee benefit plan adjustments (f)	3	1	12	9
Stock-based compensation (g)	6	7	25	28
Gains on sales of assets (h)	(1)	—	(6)	—
Environmental charges (i)	—	—	2	4
Other adjustments (j)	(2)	—	—	(1)
Adjusted EBITDA	$272	$275	$1,128	$1,116
Net sales	$1,262	$1,311	$5,117	$5,276
Net income margin	4.8%	10.5%	7.4%	7.4%
Adjusted EBITDA margin	21.5%	21.0%	22.0%	21.2%

Segment Adjusted EBITDA:
Performance Coatings	$180	$198	$788	$838
Mobility Coatings	92	77	340	278
Total	$272	$275	$1,128	$1,116

(a)	Represents expenses and associated changes to estimates related to the prepayment, restructuring, and refinancing of our indebtedness, which are not considered indicative of our ongoing operating performance.

(b)	Represents expenses and associated changes to estimates related to employee termination benefits, consulting, legal and other employee-related costs associated with restructuring programs and other employee-related costs. These amounts are not considered indicative of our ongoing operating performance.

(c)	Represents merger and acquisition-related expenses, including business combination, negotiation, documentation and integration activity, associated with both consummated and unconsummated transactions, all of which are not considered indicative of our ongoing operating performance.

(d)	Represents costs related to the closure of certain manufacturing sites, which we do not consider indicative of our ongoing operating performance.

(e)	Represents foreign exchange losses resulting from the remeasurement of assets and liabilities denominated in foreign currencies, net of the impacts of our foreign currency instruments used to hedge our balance sheet exposures.

(f)	Represents the non-cash, non-service cost components of long-term employee benefit costs.

(g)	Represents non-cash impacts associated with stock-based compensation.

(h)	Represents non-recurring income related to the sales of fixed assets.

(i)	Represents costs related to certain environmental remediation activities, which are not considered indicative of our ongoing operating performance.

(j)	Represents costs for certain non-operational or non-cash gains, net, unrelated to our core business and which we do not consider indicative of our ongoing operating performance.

The following table reconciles net income to adjusted net income for the periods presented (in millions, except per share data):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income	$60	$137	$379	$391
Less: Net income attributable to noncontrolling interests	—	—	1	—
Net income attributable to common shareholders	60	137	378	391
Debt extinguishment and refinancing-related costs (a)	2	2	2	5
Termination benefits and other employee-related costs (b)	1	—	23	67
Merger and acquisition-related costs (c)	21	3	32	11
Accelerated depreciation and site closure costs (d)	—	1	8	5
Gains on sales of assets (e)	(1)	—	(6)	—
Environmental charges (f)	—	—	2	4
Other adjustments (g)	(1)	(1)	1	(2)
Amortization of acquired intangibles (h)	25	24	98	92
Total adjustments	47	29	160	182
Income tax provision impacts (i)	(21)	35	(2)	55
Adjusted net income	$128	$131	$540	$518
Adjusted diluted net income per share	$0.59	$0.60	$2.49	$2.35
Diluted weighted average shares outstanding	214.5	219.3	217.0	220.4

(a)	Represents expenses and associated changes to estimates related to the prepayment, restructuring, and refinancing of our indebtedness, which are not considered indicative of our ongoing operating performance.

(b)	Represents expenses and associated changes to estimates related to employee termination benefits, consulting, legal and other employee-related costs associated with restructuring programs and other employee-related costs. These amounts are not considered indicative of our ongoing operating performance.

(c)	Represents merger and acquisition-related expenses, including business combination, negotiation, documentation and integration activity, associated with both consummated and unconsummated transactions, all of which are not considered indicative of our ongoing operating performance.

(d)	Represents incremental depreciation expense resulting from truncated useful lives of the assets impacted by our manufacturing footprint assessments and costs related to the closure of certain manufacturing sites, which we do not consider indicative of our ongoing operating performance.

(e)	Represents non-recurring income related to the sales of fixed assets.

(f)	Represents costs related to certain environmental remediation activities, which are not considered indicative of our ongoing operating performance.

(g)	Represents costs for certain non-operational or non-cash (gains) losses, unrelated to our core business and which we do not consider indicative of our ongoing operating performance.

(h)	Represents non-cash amortization expense for intangible assets acquired through business combinations or asset acquisitions.

(i)	The income tax impacts are determined using the applicable rates in the taxing jurisdictions in which expense or income occurred and includes both current and deferred income tax expense (benefit) based on the nature of the non-GAAP performance measure. Additionally, the income tax impact includes the removal of discrete income tax impacts within our effective tax rate which were expenses of $26 million and benefits of $29 million for the three months ended December 31, 2025 and 2024, respectively, and expenses of $32 million and benefits of $19 million for the years ended December 31, 2025 and 2024, respectively. The tax adjustments for the years ended December 31, 2025 and 2024 include the deferred tax benefit ratably amortized into our adjusted income tax rate as the tax attribute related to a January 1, 2020 intra-entity transfer of certain intellectual property rights is realized.

The following table reconciles cash provided by operating activities to free cash flow for the periods presented (in millions):

	Three Months Ended March 31,		Three Months Ended June 30,		Three Months Ended September 30,		Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024
Cash provided by operating activities	$26	$34	$142	$114	$137	$194	$344	$234	$649	$576
Purchase of property, plant and equipment	(43)	(22)	(45)	(23)	(50)	(33)	(58)	(62)	(196)	(140)
Interest proceeds on swaps designated as net investment hedges	3	3	4	4	2	3	4	5	13	15
Free cash flow	$(14)	$15	$101	$95	$89	$164	$290	$177	$466	$451

The following table reconciles income from operations to adjusted EBIT for the periods presented (in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Income from operations	$162	$187	$735	$706
Other expense, net	1	1	13	5
Total	161	186	722	701
Debt extinguishment and refinancing-related costs (a)	2	2	2	5
Termination benefits and other employee-related costs (b)	1	—	23	67
Merger and acquisition-related costs (c)	21	3	32	11
Accelerated depreciation and site closure costs (d)	—	1	8	5
Gains on sales of assets (e)	(1)	—	(6)	—
Environmental charges (f)	—	—	2	4
Other adjustments (g)	(1)	(1)	1	(2)
Amortization of acquired intangibles (h)	25	24	98	92
Adjusted EBIT	$208	$215	$882	$883

(a)	Represents expenses and associated changes to estimates related to the prepayment, restructuring, and refinancing of our indebtedness, which are not considered indicative of our ongoing operating performance.

(b)	Represents expenses and associated changes to estimates related to employee termination benefits, consulting, legal and other employee-related costs associated with restructuring programs and other employee-related costs. These amounts are not considered indicative of our ongoing operating performance.

(c)	Represents merger and acquisition-related expenses, including business combination, negotiation, documentation and integration activity, associated with both consummated and unconsummated transactions, all of which are not considered indicative of our ongoing operating performance.

(d)	Represents incremental depreciation expense resulting from truncated useful lives of the assets impacted by our manufacturing footprint assessments and costs related to the closure of certain manufacturing sites, which we do not consider indicative of our ongoing operating performance.

(e)	Represents non-recurring income related to the sales of fixed assets.

(f)	Represents costs related to certain environmental remediation activities, which are not considered indicative of our ongoing operating performance.

(g)	Represents costs for certain non-operational or non-cash (gains) losses, unrelated to our core business and which we do not consider indicative of our ongoing operating performance.

(h)	Represents non-cash amortization expense for intangible assets acquired through business combinations or asset acquisitions.